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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Ultramar Corporation for the registration of 34,341,006 shares of its common stock and 1,725,000 shares of its 5% cumulative convertible preferred stock and to the incorporation by reference therein of our report dated February 1, 1996 with respect to the consolidated financial statements and schedules of Ultramar Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Stamford, Connecticut
October 24, 1996